Santaro Interactive Entertainment Company S-1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Santaro Interactive Entertainment Company
Las Vegas, NV

We hereby consent to the inclusion in the Form S-1 Registration Statement of our Report of Independent Registered Public Accounting Firm dated March 23, 2010 on our audit of the financial statements of Santaro Interactive Entertainment Company as of February 28, 2010, and for the period of December 20, 2009 (date of inception) through February 28, 2010.

Sincerely,

/s/: Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
March 26, 2010